UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

October 27, 2020

Date of Report (Date of earliest event reported)

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-10962	95-3797580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2180 RUTHERFORD ROAD, CARLSBAD, CA 92008-7328

(Address of principal executive offices and zip code)

(760) 931-1771

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ELY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On October 27, 2020, Callaway Golf Company, a Delaware corporation (“Callaway”), entered into a definitive agreement to acquire Topgolf International, Inc., a Delaware corporation (“Topgolf”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among Callaway, Topgolf and 51 Steps, Inc., a Delaware corporation and wholly-owned subsidiary of Callaway (“Merger Sub”). The Merger Agreement provides that, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Callaway will acquire Topgolf by way of a merger of Merger Sub with and into Topgolf, with Topgolf surviving as a wholly-owned subsidiary of Callaway (the “Merger”).

Callaway currently estimates that it will issue approximately 90 million shares of common stock to the stockholders of Topgolf (excluding Callaway) for 100% of the outstanding equity of Topgolf (the “Merger Consideration”), using an exchange ratio (the “Exchange Ratio”) based on an equity value of Topgolf of approximately $1.986 billion (or approximately $1.745 billion excluding Topgolf shares currently held by Callaway) and a price per share of Callaway common stock fixed at $19.40 per share (the “Callaway Share Price”). Callaway currently holds approximately 14.3% of Topgolf’s outstanding shares. Upon completion of the Merger, the former Topgolf stockholders (other than Callaway) are expected to own approximately 48.5% of the combined company on a fully diluted basis.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, (a) at the effective time of the Merger (the “Effective Time”), each share of Topgolf preferred stock and each share of Topgolf common stock that is issued and outstanding immediately prior to the Effective Time (other than shares held by Callaway, shares held by Topgolf in treasury or dissenting shares, if any, all of which will be canceled for no consideration), will be converted into the right to receive a number of shares of Callaway common stock equal to its pro rata portion of the Merger Consideration (such number of shares of Callaway common stock to be received for each share of Topgolf common stock, the “per share common stock consideration”), after taking into account the applicable liquidation preferences set forth in Topgolf’s organizational documents, (b) at the Effective Time, each outstanding Topgolf stock option that has not been exercised and that is held by an employee or independent contractor of Topgolf, or a Topgolf director who will be appointed to the Callaway board of directors following the consummation of the Merger (each, a “Rollover Option”) will be automatically converted into an option to purchase a number of shares of Callaway common stock to be determined by multiplying the number of shares of Topgolf common stock subject to such Rollover Option by an exchange ratio (the “Equity Award Exchange Ratio”) calculated by dividing (x) the cash value of the per share common stock consideration assuming a per share price for Callaway common stock of the Callaway Share Price (the “cash equivalent per share common stock consideration”) by (y) the Callaway Share Price, with such Rollover Option to have a per share exercise price equal to the per share exercise price of the underlying Topgolf stock option divided by the Equity Award Exchange Ratio, (c) immediately prior to the Effective Time, each outstanding Topgolf stock option that has not been exercised and that is not a Rollover Option (each, a “Settled Stock Option”), will be deemed to be net exercised for a number of shares of Callaway common stock equal (x) to the excess, if any, of the per share common stock consideration over the exercise price of the Settled Stock Option and applicable taxes to be withheld as a result of the deemed exercise, multiplied by the total number of shares of Topgolf common stock subject to such Settled Stock Option immediately prior to the Effective Time, divided by (y) the cash equivalent per share common stock consideration, and (d) at the Effective Time, each outstanding share of Topgolf restricted stock, to the extent then unvested, will be entitled to receive the per share common stock consideration per share of Topgolf restricted stock, subject to the same terms and conditions as were applicable to such share of Topgolf restricted stock immediately prior to the Effective Time, including applicable vesting conditions. Additionally, at the Effective Time, Callaway will assume an existing warrant to purchase Topgolf preferred stock, and such warrant will become a warrant to purchase shares of Callaway common stock.

Callaway and Topgolf agreed to customary representations, warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of stockholders of Callaway and Topgolf. Callaway has obtained representation and warranty insurance to cover, subject to certain limitations, losses resulting from potential breaches of Topgolf’s representations and warranties made in the Merger Agreement. Callaway and Topgolf have also agreed to various covenants related to the conduct of each of their respective businesses, including, among others, an agreement by each party to conduct and operate its business in the ordinary course consistent with past practice during the period prior to the closing of the Merger, subject to certain limitations.

In connection with the Merger, Callaway will prepare and file a registration statement on Form S-4 (the “Registration Statement”), in which a proxy statement will be included as a prospectus (the “Proxy Statement”), to register the Callaway common stock to be issued to Topgolf stockholders in connection with the Merger and solicit the approval of Callaway’s stockholders of the issuance of Callaway common stock that represents more than 20% of the shares of Callaway common stock outstanding immediately prior to the closing of the Merger to Topgolf stockholders in connection with the Merger, pursuant to the rules and regulations of the New York Stock Exchange. The Registration Statement will also include a consent solicitation statement by which Topgolf will solicit written consents from Topgolf’s stockholders to adopt the Merger Agreement and approve the transactions contemplated thereby.

The closing of the Merger is subject to customary conditions, including, among others, (a) the absence of laws in the United States and certain specified jurisdictions enjoining or prohibiting the consummation of the transactions contemplated by the Merger Agreement, (b) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the required approvals by the stockholders of Callaway and Topgolf, (d) the Registration Statement having become effective in accordance with the provisions of the Securities Act of 1933, as amended, and not being subject to any stop order suspending the Registration Statement, (e) the shares of Callaway common stock to be issued in the Merger being approved for listing on the New York Stock Exchange as of the closing, (f) the accuracy of the parties’ representations and warranties contained in the Merger Agreement (subject to certain materiality qualifications), (g) the parties’ compliance with the covenants and agreements in the Merger Agreement in all material respects, (h) the receipt of certain opinions from legal counsel regarding the intended tax treatment of the Merger, (i) the sale by Topgolf of shares of its Series H preferred stock resulting in aggregate proceeds to Topgolf of at least $180.0 million, and (j) the absence of any material adverse effect on Callaway or Topgolf. The Merger is expected to close in the first quarter of 2021.

Pursuant to the Merger Agreement, neither Callaway nor Topgolf may solicit alternative transaction proposals. Additionally, neither Callaway nor Topgolf may engage in negotiations with third parties regarding or otherwise facilitate alternative acquisition proposals, unless, prior to obtaining their respective stockholder approvals, their respective boards of directors receive a bona fide alternative transaction proposal that did not result from a breach of such party’s non-solicitation obligations and which such board of directors determines to be, or would reasonably be expected to constitute or result in, a superior proposal, and such board of directors determines in good faith that failure to take such action would constitute a breach of its fiduciary duties to its stockholders under Delaware law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement contains certain customary termination rights, including, among others, (a) the right of either party to terminate the Merger Agreement with mutual written consent, (b) the right of either party to terminate the Merger Agreement if Callaway’s stockholders fail to approve the issuance of Callaway common stock in the Merger, (c) the right of Callaway to terminate the Merger Agreement if Topgolf does not deliver its required stockholder vote within three business days after the consent solicitation statement included as part of the Registration Statement is delivered to Topgolf stockholders, (d) the right of either party to terminate the Merger Agreement if the other party’s board of directors changes, withdraws or fails to reaffirm its recommendation in favor of the transactions, or the other party approves, endorses or enters into a letter of intent with respect to an alternative acquisition transaction, (e) the right of either party to terminate the Merger Agreement due to a material breach by the other party of any of its representations, warranties or covenants (which is not cured within 30 days after written notice of such breach) which would result in the closing conditions not being satisfied, (f) the right of either party to terminate the Merger Agreement if the Merger has not occurred by June 30, 2021, and (g) the right of either party to terminate the Merger Agreement if the Merger or any of the other transactions contemplated by the Merger Agreement is permanently enjoined or prohibited by the terms of a final, non-appealable governmental order. The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $75.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Merger Agreement is not intended to provide any other factual information about Callaway, Topgolf or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the

Merger Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Merger Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Callaway’s public disclosures.

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, Callaway entered into Support Agreements (the “Support Agreements”) with each of PEP TG Investments LP (“Providence”), TGP Investors, LLC, TGP Investors II, LLC and TGP Advisors, LLC (together, “West River”) and DDFS Partnership, LP and Dundon 2009 Gift Trust (together, “Dundon,” and together with Providence and WestRiver, the “Support Stockholders”), solely in their respective capacities as Topgolf stockholders. The Support Stockholders, together with their affiliated entities, beneficially own an aggregate of approximately 62% of the outstanding capital stock of Topgolf and approximately 64% of the outstanding preferred stock of Topgolf. On the terms and subject to the conditions set forth in the Support Agreements, each Support Stockholder has agreed to vote all of its respective shares of outstanding capital stock of Topgolf in favor of the adoption of the Merger Agreement and approval of the Merger, and against any competing acquisition proposal, unless Topgolf’s board of directors changes its recommendation to its stockholders to adopt the Merger Agreement in accordance with the Merger Agreement, in which case, the Support Stockholders, taken together, would only be required to vote a number of shares equal to (a) 30% of all shares of the Topgolf common stock and the Topgolf preferred stock on an as converted basis being considered as its own class and (b) 39% of all shares of the Topgolf preferred stock on an as converted basis being considered as its own class, and each Support Stockholder would be entitled, in its sole discretion, to vote its remaining shares in any manner.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Stockholders Agreement

Concurrently with the execution and delivery of the Merger Agreement, entities affiliated with each of Providence, West River and Dundon have entered into a Stockholders Agreement (the “Stockholders Agreement”) with Callaway, pursuant to which each stockholder will have the right to designate one person (for a total of three persons) to be appointed or nominated, as the case may be, for election to the board of directors of Callaway for so long as such stockholder maintains beneficial ownership of 50% or more of the shares of Callaway common stock owned by them as of the closing of the Merger. The Stockholders Agreement provides that Callaway shall take all actions reasonably necessary such that, as of the closing of the Merger, each of the stockholder nominees shall be appointed to the board of directors of Callaway, which stockholder nominees are expected to be Scott Marimow, Erik Anderson and Thomas Dundon.

In addition, each of Providence, West River and Dundon have agreed, with certain limited exceptions, not to sell, offer or otherwise transfer or dispose of any shares of Callaway common stock held by them as of the closing of the Merger, other than shares received in exchange for Series H preferred stock of Topgolf, for a period of 180 days following the closing of the Merger.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

Concurrently with the execution and delivery of the Merger Agreement, entities affiliated with each of Providence, West River and Dundon have entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Callaway, pursuant to which Callaway will grant such stockholders certain demand, “piggy-back” and shelf registration rights, subject to certain minimum thresholds and other customary conditions. The registration rights granted by Callaway apply to all shares of Callaway common stock received by such stockholders in connection with the Merger. Callaway will pay certain expenses of the parties incurred in connection with the exercise of their rights under the Registration Rights Agreement, and indemnify them for certain securities law matters in connection with any registration statement.

In addition, under the Registration Rights Agreement, entities affiliated with each of Providence, West River and Thomas Dundon have agreed, subject to certain limited exceptions, for a period of two years from the closing of the Merger to coordinate transfers or sales of their shares of Callaway common stock among such stockholders. The coordination provisions apply to all shares held by such stockholders, excluding shares of Callaway common stock received in exchange for Series F preferred stock, Series G preferred stock and Series H preferred stock of Topgolf (such excluded shares, the “Excluded Stock”). During such period, each of the coordinating holders has agreed not to transfer or sell in a given one-year period more than 50% of the shares of Callaway common stock held by such holder at the beginning of such one-year period, other than any Excluded Stock.

The foregoing description of the Registration Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment to Credit Facility

As previously disclosed, on May 17, 2019, Callaway and certain of its subsidiaries entered into a Fourth Amended and Restated Loan and Security Agreement with the lenders party thereto from time to time and Bank of America, N.A., as administrative agent and as security trustee for such lenders (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Agreement”). In connection with the Merger Agreement, Callaway entered into an amendment to the ABL Agreement, dated as of October 27, 2020 (the “Fourth Amendment”), which among other things, (a) permits the consummation of the Merger and certain other transactions contemplated by the Merger Agreement, (b) designates Topgolf and its subsidiaries as excluded subsidiaries under the ABL Agreement, which among other things, excludes them from the requirement to become guarantors under the ABL Agreement and from certain covenants and representations thereunder, (c) amends certain financial definitions and other provisions in the ABL Agreement to reflect the status of Topgolf and its subsidiaries as excluded subsidiaries thereunder, and (d) amends certain covenants and other provisions in the ABL Agreement to permit Callaway and its subsidiaries to make certain investments in, and enter into certain transactions with, Topgolf and its subsidiaries.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Financing Commitments

As previously disclosed, on January 4, 2019, Callaway entered into a Credit Agreement with the lenders party thereto from time to time and Bank of America, N.A., as administrative agent (as amended, restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”). In connection with the Merger Agreement, on October 27, 2020, Callaway entered into a debt financing commitment letter (the “Debt Commitment Letter”) and related fee letters with Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A, Truist Bank, and Truist Securities, Inc. (the “Commitment Parties”). Pursuant to the Debt Commitment Letter, the Commitment Parties have been engaged to arrange and solicit consents from the existing lenders under the Term Loan Agreement to an amendment to the Term Loan Agreement (the “Term Loan Amendment”) which shall, among other things, (a) permit the consummation of the Merger and certain other transactions contemplated by the Merger Agreement, (b) designate Topgolf and its subsidiaries as unrestricted subsidiaries under the Term Loan Agreement, which among other things, excludes them from the requirement to become guarantors under the Term Loan Agreement and from certain covenants and representations thereunder, (c) amend certain financial definitions and other provisions in the Term Loan Agreement to reflect the status of Topgolf and its subsidiaries as unrestricted subsidiaries thereunder and (d) amend certain covenants and other provisions in the Term Loan Agreement to permit Callaway and its subsidiaries to make certain investments in, and enter into certain transactions with, Topgolf and its subsidiaries.

The Commitment Parties have also committed pursuant to the Debt Commitment Letter to arrange and provide Callaway with a $442.8 million secured term loan facility (the “Refinancing Term Loan Facility”) to be provided to Callaway in the event that consents to the Term Loan Amendment from lenders holding the requisite amount of loans under the Term Loan Agreement are not obtained. The Refinancing Term Loan Facility will be on terms substantially similar to the Term Loan Agreement, as proposed to be modified by the Term Loan Amendment, and including certain other changes. The proceeds of the Refinancing Term Loan Facility would be used (a) to refinance Callaway’s Term Loan Agreement (the “Refinancing”) and (b) to pay fees and expenses incurred in connection with the Refinancing, the Merger and certain other transactions contemplated by the Merger Agreement. The availability of the borrowings under the Refinancing Term Loan Facility is subject to the satisfaction of certain customary conditions including the substantially concurrent closing of the Merger.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 under the heading “Amendment to Credit Facility” is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On October 27, 2020, Callaway and Topgolf issued a joint press release captioned “Callaway and Topgolf to Combine, Creating a Global Golf and Entertainment Leader.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 27, 2020, Callaway and Topgolf provided supplemental information regarding the Merger in connection with a presentation to investors. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1*	Agreement and Plan of Merger, dated as of October 27, 2020, by and among Callaway Golf Company, 51 Steps, Inc., and Topgolf International, Inc.

Exhibit 10.1	Form of Support Agreement, dated as of October 27, 2020, by and among Callaway Golf Company, 51 Steps, Inc. and certain stockholders of Topgolf International, Inc.

Exhibit 10.2	Stockholders Agreement, dated as of October 27, 2020, by and among Callaway Golf Company and certain stockholders of Topgolf International, Inc.

Exhibit 10.3	Registration Rights Agreement, dated as of October 27, 2020, by and among Callaway Golf Company, Topgolf International, Inc. and certain stockholders of Topgolf International, Inc.

Exhibit 10.4	Fourth Amendment to Fourth Amended and Restated Loan and Security Agreement, dated as of October 27, 2020, by and among Callaway Golf Company, certain subsidiaries of Callaway Golf Company, and Bank of America, N.A., as administrative agent and as security trustee.

Exhibit 10.5	Commitment Letter, dated as of October 27, 2020, among Callaway Golf Company, Bank of America, N.A., JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A, Truist Bank, and Truist Securities, Inc.

Exhibit 99.1	Press Release, dated October 27, 2020, captioned “Callaway and Topgolf to Combine, Creating a Global Golf and Entertainment Leader.”

Exhibit 99.2	Investor Presentation, dated October 27, 2020.

Exhibit 104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

*

Certain schedules referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

Additional Information and Where You Can Find It

Callaway Golf Company will file with the SEC a registration statement on Form S-4, which will include the proxy statement of Callaway Golf Company that also constitutes a prospectus of Callaway Golf Company and a consent solicitation statement of Topgolf International, Inc. (the “proxy statement/prospectus/consent solicitation”). INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS/CONSENT SOLICITATION, AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALLAWAY GOLF COMPANY, TOPGOLF INTERNATIONAL, INC., THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC by the parties through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement/prospectus/consent solicitation and other documents filed with the SEC on Callaway’s website at https://www.callawaygolf.com (for documents filed with the SEC by Callaway).

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Callaway, Topgolf, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Callaway in connection with the proposed transaction. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of Callaway and Topgolf, respectively, in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus/consent solicitation when it is filed with the SEC. Information regarding Callaway’s directors and executive officers is contained in Callaway’s Annual Report on Form 10-K for the year ended December 31, 2019 and its Revised Definitive Proxy Statement on Schedule 14A, dated March 27, 2020, which are filed with the SEC and can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “may,” “should,” “will,” “could,” “would,” “anticipate,” “plan,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Callaway and Topgolf, including the anticipated operations, financial position, liquidity, performance, prospects or growth and scale opportunities of Callaway, Topgolf or the combined company, the strategies, prospects, plans, expectations or objectives of management of Callaway or Topgolf for future operations of the combined company, any statements regarding the approval and closing of the merger, including the need for stockholder approval and the satisfaction of closing conditions, and statements of belief and any statement of assumptions underlying any of the foregoing.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: risks and uncertainties related to our pending merger with Topgolf, including the failure to obtain, or delays in obtaining, required regulatory approval, the risk that such approval may result in the imposition of conditions that could adversely affect Callaway or the expected benefits of the proposed transaction, any termination fee that may be payable by Callaway pursuant to the terms of the merger agreement, or the failure to satisfy any of the closing conditions to the proposed transaction on a timely basis or at all; costs, expenses or difficulties related to the merger with Topgolf, including the integration of the Topgolf business; failure to realize the expected benefits and synergies of the proposed transaction in the expected timeframes or at all; the potential impact of the announcement, pendency or consummation of the proposed transaction on relationships with Callaway’s and/or Topgolf’s employees, customers, suppliers and other business partners; the risk of litigation or regulatory actions to Callaway and/or Topgolf; inability to retain key personnel; changes in legislation or government regulations affecting Callaway and/or Topgolf; uncertainty of the duration, scope and impact of COVID-19; a further spread or worsening of COVID-19; any further regulatory actions taken in response to COVID-19, including the future shutdown of or restrictions on Callaway’s or Topgolf’s retail locations, venues, distribution centers, manufacturing plants or other facilities; the effectiveness of Callaway’s or Topgolf’s protective gear, social distancing guidelines, and other preventive or safety measures; disruptions to business operations of Callaway and Topgolf as a result of COVID-19, including disruptions to business operations from travel restrictions, government-mandated or voluntary shut-down orders or quarantines, or voluntary “social distancing” that affects employees, customers and suppliers; continued growth, momentum and opportunities in the golf industry; production delays, closures of manufacturing facilities, retail locations, warehouses and supply and distribution chains; staffing shortages as a result of remote working requirements or otherwise; uncertainty regarding global economic conditions, particularly the uncertainty related to the duration and impact of the COVID-19 pandemic, and related decreases in customer demand and spending; and economic, financial, social or political conditions that could adversely affect Callaway, Topgolf or the proposed transaction.

The foregoing list is not exhaustive. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and Callaway’s business, see Callaway’s Annual Report on Form 10-K for the year ended December 31, 2019 as well as other risks and uncertainties detailed from time to time in Callaway’s reports on Forms 10-Q and 8-K subsequently filed with the SEC, including the proxy statement/prospectus/consent solicitation that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Callaway undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: October 27, 2020	By:	/s/ Brian P. Lynch
Brian P. Lynch
Executive Vice President and Chief Financial Officer